UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 15, 2005

BRIGHT HORIZONS FAMILY SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24699	62-1742957

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Talcott Avenue South Watertown, Massachusetts	02472

(Address of Principal Executive Offices)	(Zip Code)

(617) 673-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-10.1 AGREEMENT OF INCENTIVE STOCK OPTIONS TO EXECUTIVE OFFICERS
EX-10.2 AGREEMENT OF NON-QUALIFIED STOCK OPTIONS TO EXECUTIVE OFFICERS
EX-10.3 AGREEMENT OF NON-QUALIFIED STOCK OPTIONS TO DIRECTORS
EX-10.4 AGREEMENT RESTRICTED STOCK TO EXECUTIVE OFFICERS

Item 1.01 Entry into a Material Definitive Agreement.

Forms of Award Agreements.

Bright Horizons Family Solutions, Inc. (the “Company”) grants various awards to its executive officers and directors under the Company’s Amended and Restated 1998 Stock Incentive Plan. Forms of award agreements are attached hereto as exhibits and are incorporated herein by reference.

Executive Compensation

On February 15, 2005, after consideration of presentations and recommendations of management and independent compensation consultants, and such other matters and information as deemed appropriate, the Compensation Committee (the “Committee”) of the Board of Directors of the Company approved certain resolutions, including with respect to the following actions:

2004 Bonuses and 2005 Salaries. The Committee approved the following bonuses for 2004 and set the following salaries for 2005 for the named executive officers set forth in the table below:

		Amount of	Amount of
Executive Officer	Title	2004 Bonus	2005 Salary
David H. Lissy	CEO	$294,000	$280,000
Mary Ann Tocio	President and COO	$294,000	$280,000
Elizabeth J. Boland	CFO and Treasurer	$120,000	$210,000
Stephen I. Dreier	CAO and Secretary	$55,572	$190,800

Cash Incentive Plan. The Committee adopted a cash incentive plan for named executive officers for 2005 (the “Bonus Plan”). Pursuant to the Bonus Plan, each named executive officer is eligible for an annual target cash bonus award equal to the percentage of annual salary set forth in the table below (the “Base Bonus”). In addition to the Base Bonus, the Chief Executive Officer and President and Chief Operating Officer are eligible to receive up to 150% of the Base Bonus for significant overachievement of performance expectations (the “Incremental Bonus”), providing the Chief Executive Officer and President and Chief Operating Officer with a maximum bonus potential of up to 105% of their annual salary. No specific performance criteria or specific performance goals have been established under the Bonus Plan. Instead, awards will be made at the Committee’s discretion.

	Base Bonus	Incremental Bonus
Executive Officer	(% of 2005 Salary)	(% of 2005 Salary)
David H. Lissy	70%	35%
Mary Ann Tocio	70%	35%
Elizabeth J. Boland	50%	N/A
Stephen I. Dreier	30%	N/A

Equity Compensation Plan. The Committee also adopted an equity compensation plan for named executive officers for 2005 (the “Equity Plan”). Pursuant to the Equity Plan, the named executive officers have been offered a choice of three equity alternatives:

(1)	non-qualified stock options granted with an exercise price equal to the market price of the underlying stock at the date of grant (“Options”);

(2)	restricted stock granted at no cost (“Restricted Stock”); or

(3)	purchased restricted stock (“Purchased Restricted Stock”), with a purchase price equal to 50% of the market price of the underlying stock at the date of grant.

Each of the three equity alternatives will vest 100% at the end of a three-year term, and the Options will expire at the end of seven years.

Each named executive officer may elect to choose one of the three equity alternatives or may choose a combination of the equity alternatives by allocating a percentage among the three equity alternatives (up to 100%); provided, however, that no named executive officer may allocate more than 50% of his or her award to Restricted Stock. For example, a named executive officer may elect to choose 30% in Options, 30% in Restricted Stock and 40% in Purchased Restricted Stock. The following table reflects the maximum number of shares approved for each equity alternative by the Committee:

			Purchased
Executive Officer	Options*	Restricted Stock*	Restricted Stock*
David H. Lissy	33,100	7,600	30,800
Mary Ann Tocio	33,100	7,600	30,800
Elizabeth J. Boland	14,000	3,100	12,800
Stephen I. Dreier	10,000	2,400	9,500

*The number of shares reflected in the above table are presented prior to taking into account a 2-for-1 stock split that is expected to occur on March 18, 2005.

The awards will be granted pursuant to one of the forms of award agreements attached hereto as exhibits.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

10.1 Form of Agreement evidencing a grant of Incentive Stock Options to Executive Officers under the Amended and Restated 1998 Stock Incentive Plan.

10.2 Form of Agreement evidencing a grant of Non-Qualified Stock Options to Executive Officers under the Amended and Restated 1998 Stock Incentive Plan.

10.3 Form of Agreement evidencing a grant of Non-Qualified Stock Options to Directors under the Amended and Restated 1998 Stock Incentive Plan.

10.4 Form of Agreement evidencing a grant of Restricted Stock to Executive Officers under the Amended and Restated 1998 Stock Incentive Plan.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIGHT HORIZONS FAMILY SOLUTIONS, INC.

	By:	/s/ Elizabeth J. Boland

Elizabeth J. Boland Chief Financial Officer

Date: February 22, 2005

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Agreement evidencing a grant of Incentive Stock Options to Executive Officers under the Amended and Restated 1998 Stock Incentive Plan.
10.2	Form of Agreement evidencing a grant of Non-Qualified Stock Options to Executive Officers under the Amended and Restated 1998 Stock Incentive Plan.
10.3	Form of Agreement evidencing a grant of Non-Qualified Stock Options to Directors under the Amended and Restated 1998 Stock Incentive Plan.
10.4	Form of Agreement evidencing a grant of Restricted Stock to Executive Officers under the Amended and Restated 1998 Stock Incentive Plan.